Exhibit 10.1
COMPLETE PRODUCTION SERVICES, INC.
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN
Amended and Restated effective as of January 1, 2009
(except as otherwise specifically provided herein)

COMPLETE PRODUCTION SERVICES, INC.
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN

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ARTICLE I
ESTABLISHMENT OF PLAN AND PURPOSE
Complete Production Services, Inc. (the “Company”), adopted and established the Complete Production Services, Inc. Deferred Compensation Plan (the “Plan”), effective as of January 1, 2009 (the “Effective Date”), and amended effective as of May 1, 2009. The Plan is hereby amended and restated as of January 1, 2009, except as otherwise provided herein. The Plan shall apply to all Eligible Employees and Directors who become Participants on or after the Effective Date.
The purpose of the Plan is to advance the interests of the Company by attracting and retaining in its employ highly qualified individuals for the successful conduct of its business, as well as to attract and retain Directors of outstanding competence and ability. The Company hopes to accomplish these objectives by helping to provide for the retirement of its key employees selected to participate in the Plan and to reward such Directors for outstanding performance.
It is the intention of the Company that the Plan meet all of the requirements necessary to qualify as a nonqualified, unfunded, unsecured plan of deferred compensation (for a select group of management or highly compensated employees) within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and all Plan provisions shall be interpreted accordingly. Further, it is the intention of the Company for the Plan to meet all of the requirements of Code Section 409A and any regulations or guidance promulgated thereunder so that all amounts deferred on behalf of a Participant hereunder shall not be includible in the income of the Participant until distributed to the Participant.

ARTICLE II
DEFINITIONS AND CONSTRUCTION
2.1 Definitions. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:
(a)	Account. A bookkeeping account of a Participant’s interest in the Plan represented by the Employer Matching Contributions, Employer Discretionary Contributions, Employee Contributions and Director Contributions made on behalf of the Participant, with all earnings thereon credited to such contributions and all losses, expenses and distributions thereon debited from such contributions, A Participant’s Account shall consist of the following subaccounts (as applicable): the Participant’s Employer Matching Contribution Account, the Participant’s Employer Discretionary Contribution Account, the Participant’s Employee Contribution Account and the Participant’s Director Contribution Account.

(b)	Administrative Committee. The Complete Production Services, Inc. Deferred Compensation Plan Administrative Committee appointed to administer the Plan in accordance with Article VIII.

(c)	Affiliated Employer. Affiliated Employer means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

(d)	Appointment Committee. The Complete Production Services, Inc. Deferred Compensation Plan Appointment Committee appointed by the Board of Directors of the Company which is responsible for designating members of the Administrative Committee pursuant to Article VIII.

(e)	Beneficiary. The person or persons designated by the Participant, as provided in Article VII, to receive any payments otherwise due the Participant under this Plan in the event of Participant’s death.

(f)	Board of Directors. The Board of Directors of the Company.

(g)	Base Compensation. The base compensation paid by the Employer to a Participant for services rendered while a Participant, including but not limited to, regular base salary, any amounts deferred by the Participant under this Plan, elective contributions made on the Participant’s behalf pursuant to a Qualified Plan or a plan maintained under Section 125 of the Code, and any other reductions of such Participant’s remuneration, but excluding any bonus.

(h)	Bonus. Each annual bonus, if any, paid by the Employer to or for the benefit of a Participant for services rendered or labor performed while a Participant, including but not limited to, any amounts deferred by the Participant under this Plan, elective contributions made on the Participant’s behalf pursuant to a Qualified Plan or a plan maintained under Section 125 of the Code, and any other reductions of such Participant’s remuneration.

(i)	Code. The Internal Revenue Code of 1986, as amended from time to time.

(j)	Company. Complete Production Services, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

(k)	Compensation. In the case of an Employee, Base Compensation and/or Bonus, and in the case of a Director, the compensation payable to the Director for services on the Board, including annual retainer, meeting, and all other specified fees.

(l)	Director. A non-Employee member of the Board of Directors of the Company.

(m)	Director Contribution Account. The record of a Director’s interest in the Plan represented by the Director Contributions made on behalf of the Director, with all earnings therein credited to such Director Contributions on behalf of the Director, and all losses, expenses and distributions thereon debited from such Director’s Contributions. A Director Contribution Account shall be one hundred percent (100%) vested at all times.

(n)	Director Contributions. The Compensation deferrals that the Employer may make to a Participant’s Director Contribution Account pursuant to the Election Form executed by the Director under this Plan.

(o)	Effective Date. The effective date of the Plan is January 1, 2009.

(p)	Election Form. The document executed by a Participant pursuant to which the Participant elects to defer a percentage (or fixed amount) of the Participant’s Compensation.

(q)	Eligible Employee. An Employee who is a member of a select group of management or a highly compensated employee who in the sole and exclusive judgment of the Administrative Committee, because of his or her position and responsibilities, contributes materially to the continued growth, development and future business success of the Employer.

(r)	Employee. A person employed by the Employer.

(s)	Employee Contributions. The Compensation deferrals that the Employer may make to a Participant’s Employee Contribution Account in accordance with Section 3.2 of the Plan.

(t)	Employee Contribution Account. The record of the interest in the Plan of a Participant who is an Employee represented by the Employee Contributions made on behalf of the Participant, with all earnings thereon credited to such Employee Contributions on behalf of the Participant and all losses, expenses and distributions thereon debited from such Employee Contributions, A Participant’s Employee Contribution Account shall be one hunched percent (100%) vested at all times.

(u)	Employer. The Company and any Affiliated Employer.

(v)	Employer Discretionary Contributions. The discretionary contributions, if any, that the Employer may make to a Participant’s Employer Discretionary Contribution Account or to a Participant’s Director Contribution Account.

(w)	Employer Discretionary Contributions Account. The record of the interest in the Plan of a Participant who is an Employee represented by the Employer Discretionary Contributions made on behalf of the Participant, with all earnings thereon credited to such Employer Discretionary Contributions on behalf of the Participant and all loses, expenses and distributions thereon debited from such Employer Discretionary Contributions. A Participant’s Employer Discretionary Contribution Account shall be one hundred percent (100%) vested at all times,

(x)	Employer Matching Contributions. The contributions, if any, that the Employer may make to a Participant’s Employer Matching Contribution Account or to a Participant’s Director Contribution Account.

(y)	Employer Matching Contribution Account. The record of the interest in the Plan of a Participant who is an Employee represented by the Employer Matching Contributions made on behalf of the Participant, with all earnings thereon credited to such Employer Matching Contributions on behalf of the Participant and all losses, expenses and distributions thereon debited from such Employer Matching Contributions. A Participant’s Employer Matching Contribution Account shall be one hundred percent (100%) vested at all times.

(z)	ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

(aa)	Net Compensation. Compensation excluding amounts deferred by the Participant under this Plan.

(bb)	Participant. An Eligible Employee or a Director who becomes a Participant in the Plan pursuant to Article III of this Plan.

(cc)	Plan. Complete Production Services, Inc. Deferred Compensation Plan, set forth herein, as amended and restated from time to time.

(dd)	Plan Year. The twelve (12) month period beginning on January 1st and ending on December 31st.

(ee)	Qualified Plan. The Complete Production Services 401(k) Retirement and Savings Plan as in force and effect on the Effective Date and as may be amended from time to time thereafter and as applicable to the Participant.

(ff)	Rabbi Trust. Rabbi Trust means a grantor trust established by the Company for purposes of setting aside funds for the payment of benefits under the Plan. All assets of such trust shall at all times be subject to the claims of the Employer’s general creditors and no Participant shall have a claim to any assets of a Rabbi Trust established pursuant to this Plan.

(gg)	Separation from Service. Separation from Service means the “separation from service” of a Participant, as defined in Treasury Regulation Section 1.409A-1(h).

(hh)	Trustee. Trustee means the individuals or institution appointed by the Employer in an agreement establishing a Rabbi Trust and any successor trustee as may be named.

(ii)	Valuation Date. Each and every business day that the New York Stock Exchange is open.
2.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural and vice versa, unless the context clearly indicates to the contrary.
2.3 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Texas to the extent not preempted by federal law.

ARTICLE III
PARTICIPATION AND PARTICIPANT ELECTIONS
3.1 Participation. The Administrative Committee shall, from time to time, select those Employees who shall he Eligible Employees as well as Directors who shall be eligible to participate. Participation in the Plan shall be limited to Eligible Employees who meet such other eligibility criteria as the Administrative Committee may establish from time to time and those Directors as selected by the Administrative Committee.
A Participant selected for participation in this Plan in accordance with this Section 3.1 shall become a Participant on the first day of the month coinciding with or next following his or her selection as a Participant; provided, however, that Participants who are determined by the Administrative Committee to be eligible as of the Effective Date shall be eligible as of the Effective Date.
3.2 Participant Elections.
An Employee who becomes eligible to participate in the Plan in accordance with Section 3.1 above may complete an Election Form to elect to defer the present payment by the Employer of up to ninety percent (90%) (or a fixed dollar amount) of the Participant’s Base Compensation earned during the following Plan Year (or for such shorter period as specified in the Participant’s Election Form) and/or up to ninety percent (90%) of the Participant’s Bonus earned during the following Plan Year, and instead have such amounts credited to the Participant’s Employee Contribution Account. The Compensation otherwise currently payable to the Participant shall be reduced by the amount of such Participant’s Employee Contribution. The Participant shall specify in the Election Form the effective date to which the deferral election with respect to the Participant’s Base Compensation shall commence for the following Plan Year. If the Participant does not specify the effective date to which the deferral election with respect to the Participant’s Base Compensation shall commence, such deferral election shall commence on the first day of the Plan Year to which such Election Form relates.
In addition, subject to the Administrative Committee’s consent, the Employee may elect at the time of his or her initial deferral with respect to Base Compensation and/or Bonus deferred with respect to each Plan Year to receive payment of such deferred Base Compensation and/or Bonus (including any adjustments thereto based upon any deemed investment adjustments), or any specific portion thereof, upon the earlier of a fixed date (which is at least two (2) years after the Plan Year of such deferrals), as specified by the Participant on the Election Form, the Participant’s death or the date that is the first day of the seventh calendar month following the Participant’s Separation from Service. A separate election may be made each Plan Year with respect to that Plan Year’s deferred Base Compensation and Bonus.
A Director who becomes eligible to participate in the Plan in accordance with Section 3.1 above may complete an Election Form to elect to defer the present payment by the Employer of up to one hundred percent (100%) (or a fixed dollar amount) of the Participant’s Compensation relating to services on the Board, including the annual retainer, meeting and other specified fees, earned during the following Plan Year, and instead have that amount credited to the Participant’s

Director Contribution Account. The Compensation otherwise currently payable to the Participant shall be reduced by the amount of such Participant’s Director Contribution. The Participant shall specify in the Election Form the effective date to which deferral election of the Participant’s Compensation shall commence for the following Plan Year. If the Participant does not specify the effective date to which such deferral election shall commence, the deferral election shall commence on the first day of the Plan Year to which such Election Form relates.
In addition, subject to the Administrative Committee’s consent, the Director may elect at the time of his or her initial deferral with respect to Compensation deferred with respect to each Plan Year to receive payment of such Compensation (including any adjustments thereto based upon any deemed investment adjustments), or any specific portion thereof, upon the earlier of a fixed date (which is at least two (2) years after the Plan Year of such deferrals), as specified by the Director on the Election Form, the Director’s death or the date of the Director’s Separation from Service. A separate election may be made each Plan Year with respect to that Plan Year’s Compensation.
The Election Form must be completed and submitted to the Employer prior to the date specified by the Administrative Committee, but in any event prior to the last day of each calendar year prior to the Plan Year in which the services are performed giving rise to the Compensation. The Election Form once made shall be irrevocable as of the last day of the calendar year prior to the Plan Year for which it is made. A Participant who first becomes a Participant after the commencement of a Plan Year may make a deferral election with respect to the portion of Compensation earned in such Plan Year after the date of the election, provided, that such Participant makes such deferral election by completing and submitting the Election Form to the Employer prior to the date specified by the Administrative Committee but not later than thirty (30) days after first becoming eligible to participate and provided further, that such Election Form once made shall be irrevocable.
Except with respect to a Participant who first becomes a Participant mid-Plan Year, a Participant shall complete an Election Form each Plan Year, to be effective as of the next following Plan Year, and such Election Form shall be irrevocable as of the last day of the calendar year prior to the Plan Year for which it is made. A Participant’s Election Form shall remain in force and effect for the entire Plan Year (or a portion thereof), to which such deferral election relates.
For any deferral elections made prior to January 1, 2009, deferral elections may be made in accordance with the transition guidance contained and Notice 2007-86 and all other IRS transitional guidance and delivered to the Administrative Committee on or before December 31, 2008. Any such deferral election shall be made in the manner designated by the Administrative Committee.
3.3 Cessation of Participation. If any Participant does not incur a Separation from Service but ceases to be an Eligible Employee then, during the period that such Participant is not an Eligible Employee such Participant’s Account shall continue to be adjusted as provided in Article V hereof.

3.4 Performance-Based Compensation. Subject to the limitations described below, the Administrative Committee may determine that an irrevocable deferral election for an amount that qualifies as “Performance-Based Compensation” may be made by submitting an Election Form on or before the deadline established by the Administrative Committee, which in no event shall be later than six (6) months before the end of the performance period (for example, if the performance period is a calendar year, no later than June 30 of such calendar year). For purposes of this Plan, “Performance-Based Compensation” shall mean compensation the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months, as determined by the Administrative Committee in accordance with Treasury Regulation §1.409A-1(e).
In order for a Participant to be eligible to make a deferral election for Performance-Based Compensation in accordance with the deadline established pursuant to this Section 3.4, the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation. In no event shall a deferral election submitted under this Section 3.4 be permitted to apply to any amount of Performance-Based Compensation that has become readily ascertainable.

ARTICLE IV
EMPLOYER MATCHING CONTRIBUTIONS
4.1 Employer Matching Contributions. This Section 4.1 shall be effective as of May 1, 2009. For the Plan Year ending on December 31, 2009, for each Participant who elects to make Employee Contributions, the Employer shall credit to such Participant’s Employer Matching Contribution Account, an Employer Matching Contribution equal to one dollar ($1.00) for every dollar ($1.00) credited as Employee Contributions attributable to deferrals from the Participant’s Compensation payable during the period commencing on January 1, 2009 and ending on April 30, 2009, up to the following limit:
(a) Four percent (4%) times the Participant’s Compensation payable during the period commencing on January 1, 2009 and ending on April 30, 2009, minus (b) $3,267.
No Employer Matching Contributions shall be credited in respect of a Participant’s Employee Contributions attributable to deferrals from such Participant’s Compensation payable during the period commencing on May 1, 2009 and ending on December 31, 2009.
The Company may establish an Employer Matching Contribution formula, which may be amended or adjusted by the Company from time to time pursuant to appropriate action taken by the Administrative Committee; provided, however, that the Employer Matching Contribution formula may not be amended or adjusted in such a manner as to eliminate or reduce Employer Matching Contributions that previously have been credited to a Participant’s Account.
Employer Matching Contributions shall be credited to the Participant’s Employer Matching Contribution Account as soon as administratively feasible following the end of the Plan Year, or such earlier date as shall be determined by the Administrative Committee.
In addition, the Employer may, in its sole discretion, make an additional Employer Discretionary Contribution in any amount with respect to any Participant as it shall determine in its sole discretion, and shall credit such Employer Discretionary Contribution to the Participant’s Employer Discretionary Contribution Account or Director Contribution Account.

ARTICLE V
MAINTENANCE OF PARTICIPANT ACCOUNTS
5.1 Establishment of Participant Accounts. Separate Accounts shall be established and maintained for each Participant, and more than one such Account may be established and maintained for a Participant, as deemed necessary by the Administrative Committee for administrative purposes. A Participant’s Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind unless set aside in a Rabbi Trust. The Administrative Committee shall determine the balance of each Account, as of each Valuation Date, by adjusting the balance of such Account as of each Valuation Date to reflect changes in the value of the deemed investment benchmarks thereof, credits and debits pursuant to this Article V, and distributions pursuant to Article VI hereof. All costs, charges, and expenses incurred in connection with the administration of the Plan may be paid by the Employer or allocated among the Accounts of the Participants as determined by the Administrative Committee in its discretion.
5.2 Valuation of Accounts. Each Participant’s Account is a bookkeeping account, the value of which shall be based upon the performance of deemed investment benchmarks designated by the Administrative Committee or the Participant as selected by the Administrative Committee. Notwithstanding the foregoing, the terms of this Plan place no obligation upon the Employer to invest or to continue to invest any portion of the amounts in the Account, to invest in or to continue to invest in any specific asset, to liquidate any particular investment, or to apply in any specific manner the proceeds from the sale, liquidation, or maturity of any particular investment. The Employer assumes no risk of any decrease in the value of any investments or the Participant’s Account, and the Employer’s sole obligations are to maintain the Participant’s Account and make payments to the Participant or the Participant’s beneficiaries as herein provided.
5.3 Deemed Investment Benchmarks. Deemed Investment Benchmarks shall be established under the Plan as follows.
(a)	Investment Direction. In the Administrative Committee’s discretion, each Participant may be entitled to direct the manner in which the Participant’s Account will be deemed to be invested, by selecting among the deemed investment benchmarks permitted under the Plan and specified by the Participant in accordance with procedures established by the Administrative Committee. The deemed investment benchmarks shall be those investment fund options specified by the Administrative Committee. Notwithstanding anything to the contrary herein, earnings and losses based on deemed investment benchmarks investment elections made by the Participant or selected by the Administrative Committee shall begin to accrue as of the date such Participant’s Employer Matching Contributions, Employer Discretionary Contributions, Employee Contributions and Director Contributions are credited to the Participant’s Account. A designation of deemed investment benchmark shall continue in effect unless and until amended with the submission of a new designation in accordance with

Section 5.3(b) below. Each successive designation of deemed investment benchmarks for a Participant’s Accounts may be applicable to either future contributions to or the cumulative balance of the Participant’s Account, or to both, at the election of the Participant.

(b)	Transfers Among Deemed Investment Benchmarks. Amounts credited to a Participant’s Account may be transferred among deemed investment benchmarks pursuant to an allocation election which may be made according to procedures established by the Administrative Committee. Such allocation election shall be effective as of the date determined in accordance with such procedures.

(c)	Continuation of Deemed Investment Benchmarks. Credits to a Participant’s Account in accordance with this Article V shall continue until the Account balance is paid in full to the Participant or the Participant’s Beneficiary.
5.4 Statement of Participant Accounts. The Administrative Committee shall provide periodically to each Participant a statement setting forth the balance of such Participant’s Account as of the end of the most recently completed accounting period, in such form as the Administrative Committee deems desirable. Such statements shall be provided to Participants no less frequently than annually.

ARTICLE VI
DISTRIBUTION OF BENEFITS
6.1 Distribution of Benefits to Employee. Subject to Sections 3.2 and 6.3, in the case of a Participant who is an Employee, the Participant’s vested Account balance (or applicable portion thereof) shall be distributable upon the earliest to occur of: (a) the fixed date as specified by the Participant in accordance with the Participant’s Election Form, (b) the Participant’s death, and (c) the Participant’s Separation from Service, and such distribution shall be paid in a single lump sum distribution during the thirty (30) day period commencing on the applicable date or event described in (a) or (b) or, in the case of the applicable event described in (c), commencing on the first day of the seventh calendar month following the Participant’s Separation from Service.
6.2 Distribution of Benefits to Director. Subject to Sections 3.2 and 6.3, in the case of a Participant who is a Director, the Participant’s vested Account balance (or applicable portion thereof) shall be distributable upon the earliest to occur of: (a) the fixed date specified by the Participant in accordance with the Participant’s Election Form, (b) the Participant’s death, and (c) the Participant’s Separation from Service, and such distribution shall be paid in a single lump sum distribution during the thirty (30) day period commencing on the applicable date or event described in (a), (b) or (c).
6.3 Six-Month Delay. In the event a Participant’s vested Account balance (or any portion thereof) becomes distributable to such Participant upon the Participant’s Separation from Service, and such Participant is a “specified employee,” as defined in Treasury Regulation Section 1.409A-1(i), on the date of such Participant’s Separation from Service, the distribution of such Participant’s vested Account balance (or such portion thereof) shall be delayed in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, and such payment shall be paid in a single lump sum distribution to the Participant during the thirty (30) day period commencing on the earlier of (a) the first day of the seventh calendar month following the Participant’s Separation from Service, or (b) the date of the Participant’s death.

ARTICLE VII
DEATH BENEFITS
7.1 Death Benefits. Any Plan benefits not distributed prior to the Participant’s death shall be paid to the Beneficiary designated by the Participant under this Plan, or if no such Beneficiary is designated, the Administrative Committee shall distribute such Plan benefits to the Participant’s surviving spouse or if the Participant has no surviving spouse, to the legal representative of the Participant’s estate. A Beneficiary designation, or revocation of a prior Beneficiary designation, shall be effective if it is made in writing on a form provided by the Administrative Committee, signed by the Participant and received and accepted by the Administrative Committee. All payments and distributions pursuant to this Section 7.1 shall he in single lump sum within ninety (90) days after the Participant’s death.

ARTICLE VIII
ADMINISTRATION
8.1 The Appointment Committee. The Appointment Committee shall appoint and remove the Trustee and members of the Administrative Committee from time to time as it deems necessary.
8.2 Powers and Duties of the Administrative Committee. The Plan shall be administered by the Administrative Committee. The Administrative Committee shall:
(a)	determine and designate from time to time the Eligible Employees and Directors eligible to participate;

(b)	interpret the Plan;

(c)	prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan;

(d)	employ agents, attorneys, accountants or other persons (who also may he employed by or represent the Company) for such purposes as the Administrative Committee considers necessary or desirable in connection with its duties hereunder; and

(e)	make such factual or other determinations and take such other action as authorized by this Plan or as it deems necessary or advisable. Any interpretation, determination, or other action made or taken by the Administrative Committee shall be final, binding, and conclusive on all interested parties. The Administrative Committee may, in its sole discretion, impose limitations, restrictions and conditions on the Participants’ rights to receive benefits as set forth in the Participant’s Election Form.
8.3 Participant as a Administrative Committee Member. In the event the Administrative Committee exercises any discretionary authority under the Plan with respect to a Participant who is a member of the Administrative Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Administrative Committee other than the Participant. In the event the remaining members of the Administrative Committee cannot reach a majority conclusion, the Appointment Committee shall appoint a temporary substitute Administrative Committee member to exercise all the powers of a qualified Administrative Committee member concerning the matter in which such Participant cannot so act or for which there is a deadlock.

8.4 Claims Procedure. The Administrative Committee shall make all determinations in its sole discretion as to the right of any Participant or Beneficiary to a benefit under the Plan. Any denial by the Administrative Committee of a claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Administrative Committee and delivered or mailed to the Participant within ninety (90) days after receipt by the Administrative Committee of the Participant’s or Beneficiary’s claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice thereof shall be provided to the Participant or Beneficiary before the end of this ninety (90) day period. The extension shall not exceed ninety (90) days from the end of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Administrative Committee expects to render its determination. Any notice of denial of benefits under the Plan shall set forth the specific reasons for the denial and reference to the specific Plan provisions on which the denial is based. The notice shall describe any additional information or material necessary to complete the claim, an explanation of why the information or material is necessary, and a description of the Plan’s claim review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. In addition, the Administrative Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied to submit a written request that the decision denying the claim be reviewed by the Administrative Committee. This appeal shall be filed within sixty (60) days after the receipt by the Participant or Beneficiary of the notice informing him of the Administrative Committee’s denial of the Participant’s or Beneficiary’s claim. Failure to file such an appeal by the Participant or Beneficiary shall result in the forfeiture by such Participant of such right. The appeal procedure shall provide a claimant with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, shall provide that a claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and shall provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted in the initial benefit determination. The Administrative Committee shall notify the Participant of its decision in writing within sixty (60) days after receipt by the Administrative Committee of the Participant’s or Beneficiary’s appeal, unless an extension of time for processing the appeal is required. If such an extension is required, written notice thereof shall be provided to the Participant or Beneficiary before the end of this sixty (60) day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Administrative Committee expects to render its determination. The extension shall not exceed sixty (60) days from the end of the initial sixty (60) day period. The decision of the Administrative Committee shall be final and binding on all parties. If the appeal is denied, the Administrative Committee shall provide notice of the denial to the Participant or Beneficiary. The notice shall include the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the benefit determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

ARTICLE IX
MISCELLANEOUS PROVISIONS
9.1 No Commitment as to Employment. The adoption and maintenance of this Plan shall not enlarge or otherwise affect the terms and conditions of a Participant’s employment by the Employer, and the Employer may terminate or otherwise modify the terms and conditions of employment of the Participant as freely and with the same effect as if the Plan had not been established. The Participant shall remain subject to discharge as if the Plan had never been adopted. The Plan does not alter any employment-at-will relationship which may exist between the Employer and the Participant.
9.2 Indemnification of Board of Directors, Administrative Committee and Others. No member of the Company’s Board of Directors, the Administrative Committee, the Appointment Committee, nor any officer or employee of the Company acting on behalf of the Company, the Board of Directors, the Administrative Committee, or the Appointment Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Company’s Board of Directors, the Administrative Committee, the Appointment Committee, and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law and the Company’s by-laws and other organizational documents, be fully indemnified and protected by the Employer in respect to any such action, determination or interpretation.
9.3 Amendment; Termination. The Plan may be altered or amended in whole or in part, at any time and from time to time, by the Company, in its sole discretion. No amendment shall adversely affect a Participant without the Participant’s consent, except to the extent required to comply with applicable law. The Company reserves the right to terminate this Plan at any time.
The Company, in its discretion, may terminate the Plan and distribute benefits to Participants subject to the requirements in Treasury Regulation Section 1.409A-3(j)(4)(ix) and any other requirements specified under Section 409A of the Code and the Treasury Regulations and interpretive guidance issued thereunder.
9.4 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participants and their beneficiaries, heirs, assigns and personal representatives.
9.5 Construction of Plan. The captions used in the Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires in this Plan, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.
9.6 Validity of Plan. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.
9.7 Title To Assets. No Participant or beneficiary shall have any right to, or interest in, any assets of the Employer upon the Participant’s Separation from Service or otherwise, except as provided from time to time under this Plan.

9.8 Inalienability of Benefits. The right of any Participant or the participant’s beneficiary to any benefit or payment under the Plan shall not be subject to alienation or assignment, and to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a Participant or the Participant’s beneficiary who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.
9.9 Payment of Benefits. Whenever any benefit is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Company need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to he paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.
9.10 Tax Withholding. The Employer may withhold all applicable taxes prior to payment of any Plan benefits.

ARTICLE X
SOURCE OF PAYMENT OF BENEFITS
10.1 Source of Payment of Benefits. The Plan is a nonqualified, unfunded, deferred compensation plan. Therefore, all benefits owing under the Plan shall be paid out of the Employer’s general corporate funds, which are subject to the claims of creditors, or out of a Rabbi Trust that the Employer shall establish; provided, that all assets paid into any such trust shall at all times before actual payment to a Participant remain subject to the claims of general creditors of the Employer. Neither the Participant nor a Participant’s Beneficiary shall have any right, title or interest whatever in or to, or any claim, preferred or otherwise, in or to, any particular assets of the Employer as a result of participation in the Plan, or any trust that the Employer may establish to aid in providing the payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Employer and a Participant. No Participant shall acquire any interest greater than that of an unsecured creditor in any assets of the Employer or in any trust that the Employer may establish for the purposes of paying benefits hereunder.
The Company shall establish a Rabbi Trust and fund such trust for the purpose of paying benefits owing under the Plan. Such Rabbi Trust will be established within ninety (90) days after the Effective Date of the Plan.

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